Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for
Offer to Exchange
$750,000,000 Principal Amount of its 10% Senior Secured Notes due
December 1, 2013, which have been Registered Under the Securities Act of 1933, as Amended, for any and all of its Outstanding 10% Senior Secured Notes due December 1, 2013

NORTEK, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON          , 2008 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Registered holders of outstanding 10% Senior Secured Notes due December 1, 2013 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 10% Senior Secured Notes due December 1, 2013 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mailed to the Exchange Agent. See “The Exchange Offers — Procedures for Tendering” in the Prospectus.

The Exchange Agent is:

U.S. BANK NATIONAL ASSOCIATION

By Regular Mail or Overnight Courier:		By Facsimile (for Eligible Institutions only):
U.S. Bank National Association Corporate Trust Services P.O. Box 64452 St. Paul, MN 55164-0111		N/A
By Registered & Certified Mail:	In Person by Hand Only:

U.S. Bank National Association Corporate Trust Services P.O. Box 64452 St. Paul, MN 55164-0111	U.S. Bank National Association Corporate Trust Services 60 Livingston Avenue 1st Floor — Bond Drop Window St. Paul, MN 55107	For Information or Confirmation by Telephone: (800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders the principal amount of Outstanding Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated          , 2008 of Nortek, Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Certificate
	Name and Address of	Number(s) of
	Registered Holder	Outstanding Notes
	as it Appears on	Tendered (or
	the Outstanding	Account Number	Principal Amount
	Notes (Please	at Book-Entry	of Outstanding
Name of Tendering Holder	Print)	Facility)	Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (please print):

Address:

Telephone Number:

Date:
If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

2

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent its address set forth on the reverse hereof, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five business days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

Address:

(Zip Code)

Area Code and Telephone No.:

(Authorized Signature)

Name:
(Please Type or Print)

Title:

Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.